Exhibit 10.1

Special Bank Credit Facility Contract Amendment

Translated From Japanese

December 29, 2006

K.K. Sumitomo Mitsui Banking Corporation

Borrower

Address:

Nishi-Shinjuku Showa Bldg. B11F 1-13-12, Nishi-Shinjuku, Shinjuku-key, Tokyo

K.K. Global Hotline

Name:

Representative Director Hideki Anan

Joint Guarantor

Address:

3-13-10, Shibuyaku, Yoyogi, Tokyo

Name:

Hideki Anan

The borrower, having entered into an agreement with the lender, Sumitomo Mitsui Banking Corporation, on 31st July 2006, known as the Special Bank Credit Facility Contract, hereinafter referred to as “Original Contract”, acknowledge the changes as below:

The Joint Guarantor hereby agrees that he continues to be bound by the conditions of the Original Contract and those of this Amendment Contract, and that he is liable to the lender for any repayment of the loan agreement wherein the borrower does not fulfill their obligation.

Also, if there is an extension to the time period of the Original Contract by nature of this Amendment Contract being extended, then the Joint Guarantor will be bound by this new date.

Item (circle items that are to be altered)	Before change	After change
Expiration date
Contract amount	¥ 300,000,000	¥ 200,000,000
Basic interest rate
Account for settlement
Other